                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 14A



                    INFORMATION REQUIRED IN PROXY STATEMENT



                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

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Check the appropriate box:


[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12


                         BARRETT RESOURCES CORPORATION
                (Name of Registrant as Specified in its Charter)



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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ]  Fee paid previously with preliminary materials.

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     previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

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



BARRETT RESOURCES CORPORATION
NEWS RELEASE


FOR IMMEDIATE RELEASE
---------------------

CONTACT:
Frank Keller/Robert Howard        Paul Verbinnen/David Reno/Jonathan Gasthalter
Barrett Resources                 Citigate Sard Verbinnen
303-572-3900                      212-687-8080



                           BARRETT RESOURCES REPORTS
                        FIRST QUARTER FINANCIAL RESULTS


Denver, Colo., April 30, 2001 -- Barrett Resources Corporation (NYSE: BRR) reported a 628 percent increase in net income to $57.0 million, or $1.67 per diluted share, for the first quarter ended March 31, 2001, as compared to $7.8 million, or 24 cents per diluted share, for the prior year first quarter. Excluding non-cash mark to market expense adjustments related to gas sales that do not qualify for hedge accounting treatment, the Company's recurring net income was $48.1 million or $1.41 per diluted share. Cash flow before working capital changes totaled $101.3 million, or $2.96 per diluted share, as compared to $38.7 million, or $1.18 per diluted share, for the prior year first quarter.

During first quarter 2001, the Company averaged 323 MMcf (million cubic feet) of gas production per day and 2,450 barrels of oil per day. Total equivalent production averaged 338 MMcfe (million cubic feet of gas equivalent) per day, a five percent increase from the fourth quarter of 2000. Natural gas production accounted for 96 percent of total production on an energy equivalent basis. The Piceance Basin, Powder River Basin Coal Bed Methane and Wind River Basin properties accounted for 35, 25, and 12 percent of total production, respectively.

Oil and gas production revenue increased 140 percent to $161.4 million for the 2001 quarter from $67.2 million reported in the first quarter of 2000. The average gas price realized for the 2001 quarter was $5.38 per Mcf (thousand cubic feet), a 153 percent increase over the $2.13 Mcf received in the 2000 quarter.

Peter A. Dea, Chairman and Chief Executive Officer commented, "Our strong earnings, cash flow and production revenue are once again a reflection of our Rocky Mountain natural gas focus and concentrated high quality assets. Production is squarely on track to attain double digit growth for the year. Additionally, the Company reduced bank debt by $108 million to $140 million at March 31, 2001 from $248 million reported at December 31, 2000."

The following table sets out the Company's financial and production statistics:

                                                                           3 Months Ended
                                                           -----------------------------------------------
                                                             March 31,          March 31,
                                                                2001              2000            Change
                                                           --------------     -------------     ----------
Production revenue (millions)                                   $161.4            $ 67.2              140%
Natural gas production (BCF)                                      29.1              28.8                1%
Average gas sales price ($/Mcf)                                 $ 5.38            $ 2.13              153%
Oil production (MBbls)                                             221               231               (4%)
Average oil sales price ($/Bbl)                                 $23.89            $25.16               (5%)

Net income per share                                            $ 1.67            $ 0.24              596%
Recurring net income per share, excluding mark to market        $ 1.41            $ 0.26              442%
Cash flow per share before working capital changes              $ 2.96            $ 1.18              151%

March 31, 2001, the Company had cash of $23 million, total assets of $1.2 billion, and total debt of $303 million.

On January 1, 2001, the Company adopted SFAS 133 to account for derivative instruments and hedging activities. As of March 31, 2001, the Company recorded a pre-tax, non-cash mark to market valuation of its cash flow hedges as a liability of $120.8 million, a reduction of $42.6 million from the valuation as of January 1, 2001.

Barrett Resources is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado, Wyoming and Utah, the Mid-Continent area of Kansas, and Oklahoma and the Gulf of Mexico region of offshore Texas and Louisiana. For additional information about Barrett, please visit our Web site at www.brr.com.

Forward-Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements include the Company's current views with respect to future events, financial performance, Board decisions with respect to modifying the process described herein, and expectations of responses by potential qualified parties. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

IN RESPONSE TO THE AMENDED TENDER OFFER COMMENCED BY SHELL OIL COMPANY THROUGH ITS INDIRECT WHOLLY OWNED SUBSIDIARY SRM ACQUISITION COMPANY, BARRETT RESOURCES CORPORATION WILL FILE WITH THE SEC ITS RECOMMENDATION TO STOCKHOLDERS REGARDING THE TENDER OFFER.

IN RESPONSE TO ANY CONSENT SOLICITATION THAT MAY BE COMMENCED BY SHELL AND SRM ACQUISITION, BARRETT WILL FILE WITH THE SEC A CONSENT REVOCATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS THAT MAY BE PREPARED BY BARRETT IN RESPONSE TO SHELL'S CONSENT SOLICITATION. BARRETT HAS FILED WITH THE SEC A PRELIMINARY CONSENT REVOCATION STATEMENT AND OTHER SOLICITATION MATERIALS IN RESPONSE TO A PRELIMINARY CONSENT SOLICITATION STATEMENT FILED BY SHELL WITH THE SEC. INVESTORS ARE STRONGLY ADVISED TO READ ANY DEFINITIVE CONSENT REVOCATION STATEMENT, IF AND WHEN IT IS FILED AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY DEFINITIVE CONSENT REVOCATION STATEMENT WOULD BE FILED BY BARRETT WITH THE SEC.

STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY DEFINITIVE CONSENT REVOCATION STATEMENT (IF AND WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE AT WWW.SEC.GOV. ANY DEFINITIVE CONSENT REVOCATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO BARRETT RESOURCES CORPORATION--INVESTOR RELATIONS AT
(303) 572-3900.

                     CERTAIN INFORMATION REGARDING PERSONS
                      WHO MAY BE DEEMED TO BE PARTICIPANTS

IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF CONSENT REVOCATIONS FROM BARRETT STOCKHOLDERS AND SUCH PERSONS' HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN BARRETT'S PRELIMINARY CONSENT REVOCATION STATEMENT FILED WITH THE SEC UNDER REGULATION 14A.



                                      ###

Encl.: A.) Income Statement
       B.) Balance Sheet
       C.) Statement of Cash Flows

                         BARRETT RESOURCES CORPORATION

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                     (in thousands, except per share data)
                                  (Unaudited)


                                                    Three Months Ended
                                                   ---------------------
                                                   March 31,   March 31,
                                                     2001        2000
                                                   ---------   ---------
Operating revenues:
    Oil and gas production                         $161,430     $67,204
    Other income                                      3,553       1,907
                                                   --------     -------
                                                    164,983      69,111

Operating expenses:
    Lease operating expense                           9,641       5,392
    Transportation and gathering                     10,572       6,503
    Production tax                                   16,341       5,964
    Depreciation, depletion and amortization         26,309      25,211
    General and administrative                        5,603       7,825
                                                   --------     -------
                                                     68,466      50,895
                                                   --------     -------
Operating income                                     96,517      18,216

Other income and (expense):
    Interest income                                     371         207
    Interest expense                                 (5,766)     (6,097)
    Trading activities, net                           3,440         297
    Other                                            (2,608)          -
                                                   --------     -------
                                                     (4,563)     (5,593)
                                                   --------     -------
Income for the period before income tax              91,954      12,623

Provision for income taxes                           34,942       4,797
                                                   --------     -------
Net income for the period                          $ 57,012     $ 7,826
                                                   ========     =======
Net income per share and common
  share equivalent - diluted                       $   1.67     $  0.24
                                                   ========     =======

Recurring net income per share and common
  share equivalent - diluted                       $   1.41     $  0.26
                                                   ========     =======

Weighted average number of shares of common stock
  and common stock equivalents - diluted             34,212      32,888
                                                   ========     =======

                                       A

                         BARRETT RESOURCES CORPORATION

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (in thousands)

                                    ASSETS

                                                      March 31,    December 31,
                                                        2001           2000
                                                     -----------   ------------
                                                     (Unaudited)
Current assets:
    Cash and cash equivalents                        $   22,830     $   25,454
    Receivables, net                                    177,519        297,766
    Gas inventory held for sale, at market                  855         27,418
    Deferred income tax asset                            26,372              -
    Other current assets                                 18,436         29,042
                                                     ----------     ----------
      Total current assets                              246,012        379,680

Property and equipment, net                             907,494        869,606

Other assets, net                                         9,264          4,547
                                                     ----------     ----------
                                                     $1,162,770     $1,253,833
                                                     ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $  147,352     $  234,739
    Amounts payable to oil and gas property              13,144         18,672
    owners
    Production taxes payable                             44,039         39,229
    Accrued and other liabilities                        20,571         20,917
    Unrealized losses on mark to market                  12,393         47,745
    transactions - trading
    Unrealized losses on mark to market
    transactions - SFAS 133                              69,400              -
                                                     ----------     ----------
      Total current liabilities                         306,899        361,302

Long term debt                                          295,005        406,269
Unrealized losses on mark to market
  transactions - trading                                 36,340         31,446
 Unrealized losses on mark to market
   transactions - SFAS 133                               51,439              -
Other long-term liabilities                              20,000              -
Deferred income taxes                                    52,560         39,003
Stockholders' equity:
    Preferred stock, $.001 par value: 1,000,000
      shares authorized, none outstanding                     -              -
    Common stock, $.01 par value: 45,000,000
      shares authorized, 33,461,004 outstanding
      (33,394,063 at December 31, 2000)                     335            334
    Additional paid-in capital                          298,534        296,043
    Retained earnings                                   176,446        119,436
    Accumulated other comprehensive loss                (74,525)             -
    Treasury stock, at cost                                (263)             -
                                                     ----------     ----------
      Total stockholders' equity                        400,527        415,813
                                                     ----------     ----------
                                                     $1,162,770     $1,253,833
                                                     ==========     ==========

                                       B

                         BARRETT RESOURCES CORPORATION

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                  (Unaudited)


                                                                   Three Months Ended
                                                                -------------------------
                                                                March 31,       March 31,
                                                                  2001            2000
                                                                ---------       ---------
Cash flows from operations:
  Net income                                                    $  57,011        $  7,826
  Adjustments needed to reconcile to
    net cash flow provided by operations:
      Depreciation, depletion and amortization                     26,513          25,312
      Deferred income taxes                                        33,104           4,545
      Unrealized losses on mark to market transactions            (14,375)          1,029
      Other non-cash items                                           (944)              -
                                                                ---------        --------
                                                                  101,309          38,712
      Change in current assets and liabilities:
        Accounts receivable                                       120,247         (46,564)
        Other current assets                                       21,556          (2,183)
        Accounts payable                                          (87,387)         36,736
        Amounts due oil and gas owners                             (5,528)          3,743
        Production taxes payable                                    4,810           3,121
        Accrued and other liabilities                              (1,520)         (2,508)
                                                                ---------        --------
  Net cash flow provided by operations                            153,487          31,057
                                                                ---------        --------
  Cash flows from investing activities:
    Proceeds from sale of oil and gas properties                      249          16,377
    Acquisition of property and equipment                         (64,522)        (89,655)
                                                                ---------        --------
  Net cash flow used in investing activities                      (64,273)        (73,278)
                                                                ---------        --------
  Cash flows from financing activities:
    Proceeds from issuance of common stock                          1,926             403
    Proceeds from long-term borrowing                              64,000          58,000
    Payment on long-term debt                                    (172,843)        (28,809)
    Other                                                          15,079               -
                                                                ---------        --------
  Net cash flow (used in) provided by financing activities        (91,838)         29,594
                                                                ---------        --------
  Decrease in cash and cash equivalents                            (2,624)        (12,627)
  Cash and cash equivalents at beginning of period                 25,454          20,634
                                                                ---------        --------
  Cash and cash equivalents at end of period                    $  22,830        $  8,007
                                                                =========        ========


                                       C